EXHIBIT 11.1

                       NORTEK, INC. AND SUBSIDIARIES
       CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                              For the Three Months Ended
                                              --------------------------
                                                April 1,       April 2,
                                                  1995           1994
                                                  ----           ----

Calculation of the number of shares to be used in computing primary earnings per share:

Weighted average common and special common
 shares issued during the period                16,616,532    16,608,549

Less average common and special common shares
 held in the Treasury                           (4,066,688)   (4,066,602)
                                                ----------    ----------

Weighted average number of common and special
 common shares outstanding during the period    12,549,844    12,541,947

Dilutive effect of stock options computed
 under the treasury stock method using
 the average price during the period               169,763       142,965
                                                ----------    ----------

Weighted average number of common and common
 equivalent shares outstanding during the
 period                                         12,719,607    12,684,912
                                                ==========    ==========

Calculation of the number of shares to be used in computing fully diluted earnings per share:

Weighted average number of common and special
 common shares outstanding during the period    12,549,844    12,541,947

Dilutive effect of stock options computed
 under the treasury stock method using the
 greater of the price at the end of the
 period or the average price during the
 period                                            169,763       142,965

Dilutive effect of assuming conversion of the
 Company's 7.5% Convertible Debentures                 ---       714,612
                                                ----------    ----------

                                                12,719,607    13,399,524
                                                ==========    ==========


Note: Earnings per share calculations do not include the effect of convertible debentures (and the reduction in related expense), because the assumed conversion of debentures is anti-dilutive.